SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, Waste Management, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has promoted John J. Morris, Jr. to the position of President, reporting to Chief Executive Officer James C. Fish, Jr., and Mr. Fish voluntarily resigned from the position of President. Mr. Morris, age 55, has served as the Company’s Executive Vice President and Chief Operating Officer since 2019, and he will now serve as President and Chief Operating Officer. Information about Mr. Morris’s interest in transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K is set forth under the heading “Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2025 and is incorporated herein by reference.

In connection with Mr. Morris’s promotion, his annual base salary has been increased to $1 million, and his target annual cash incentive will be 125% of his base salary in effect at year end. Additionally, the Management Development and Compensation Committee of the Board approved an award of restricted stock units (“RSUs”) under the Company’s 2023 Stock Incentive Plan with a grant date of May 20, 2025 and a value of $1.05 million. The number of RSUs granted will be calculated by dividing such value by the average of the high and low price of the Company’s common stock over the 30 trading days preceding the grant date. Key terms of the RSUs are described below.

RSUs

The “Vesting Dates”	34% on the first anniversary of grant 33% on the second anniversary of grant 33% on the third anniversary of grant Each RSU will be converted into one share of Company common stock.

Dividend Equivalents	Dividends will accrue and be paid in cash upon any payout of RSUs.

Termination of Employment

Death or Disability	All unvested RSUs will vest and be issued and paid following the date of such death or disability.

Retirement (as defined in the award agreement)

If Retirement occurs on or after January 1, 2026, all RSUs will vest and be issued and paid following the normal Vesting Dates. If Retirement occurs before January 1, 2026, RSUs equal to the total number of unvested RSUs, prorated based on the portion of calendar year 2025 that the employee was employed, will vest and be issued and paid following the normal Vesting Dates.

Involuntary Termination without Cause

RSUs equal to the total number of unvested RSUs, prorated based on the portion of the entire three-year vesting period that the employee was employed, will vest and be issued and paid following the normal Vesting Dates.

Resignation; Involuntary Termination for Cause	All unvested RSUs are forfeited.

Involuntary Termination without Cause following a Change in Control	All unvested RSUs will vest and be issued and paid following the normal Vesting Dates.

The above description is qualified in its entirety by reference to the RSU award agreement that is Exhibit 10.1 to this report and incorporated herein by reference. A copy of the press release announcing Mr. Morris’s promotion is Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

10.1	Form of 2025 Long Term Incentive Compensation RSU Award Agreement (incorporated by reference to Exhibit 10.4 to Form 10-Q for the quarter ended March 31, 2025).

99.1	Press Release dated May 14, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 14, 2025	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President and Chief Legal Officer